Exhibit 99.1

The First Bancshares, Inc. Declares Regular Dividend

HATTIESBURG, Miss.--(BUSINESS WIRE)--The First Bancshares, Inc. (Nasdaq: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share. The cash dividend is payable August 15, 2008 to shareholders of record as of August 1, 2008.

“Our Board considers the dividend to be an integral part of increasing shareholder value,” remarked David E. Johnson, Chairman and Chief Executive Officer of The First Bancshares, Inc. “The Board’s action regarding the dividend exhibits our belief in the strength of our bank and our local markets.”

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First is now ranked in the top 20 banks by asset size in Mississippi. The First has operations in Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins and Gulfport, Mississippi. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statement

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and it subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

CONTACT:
The First Bancshares, Inc.
David Johnson, Chief Executive Officer, 601-268-8998